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                                                                Exhibit 3(b)


                           THE J.M. SMUCKER COMPANY

                             ORRVILLE, OHIO 44667


                                  REGULATIONS

                           AS AMENDED AUGUST 18, 1987


                                   ARTICLE I

                                  SHAREHOLDERS

        Section 1. Annual Meeting. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports laid before the meeting, and the transaction of such other business as may be specified in the notice of the meeting or as may properly be brought before the meeting shall be held at the principal office of the Company in Orrville, Ohio, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors or by the President and specified in the notice of such meeting, at ten o'clock a.m., or at such other time as may be designated by the Board of Directors or by the President and specified in the notice of the meeting, on the third Friday of August or such other business day during the week in August in which such third Friday occurs as shall be fixed by the Board of Directors no later than the preceding July 1.

        Section 2. Special Meetings. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, or the President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat. Such meetings shall be called to convene between nine o'clock a.m. and four o'clock p.m. and shall be held at the principal office of the Company, unless the same is called by the Board of Directors, in which case such meetings may be held at any place in the State of Ohio designated by the Board and specified in the notice of such meeting.

        Section 3. Notice of Meetings. Not less than ten days before the date fixed for a meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be given by the Secretary, or by the Assistant Secretary, or by any other person or persons required or permitted by law to give such notice. The notice shall be served upon or mailed to each shareholder entitled to vote at or to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be directed to the shareholders at their respective addresses as they appear upon the records of the Company. Notice of the time, place, and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder entitled to notice, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting the lack of proper notice shall be deemed to be a waiver of notice of such meeting.

        Section 4. Quorum. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of shares entitled to exercise a majority of the voting power of the Company and present in person or by proxy shall constitute a quorum for such meeting; except that no action required by law or by the Articles of Incorporation or this Code of Regulations to be taken by a specified proportion of the voting power of the Company or of any class of shares may be taken by a lesser proportion; and except that the holders of shares entitled to exercise a majority of the voting power of the Company represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by an announcement at the meeting at which such adjournment is taken.
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        Section 5. Proxies.  The instrument appointing a proxy shall be in writing and subscribed by the person making the appointment. The person so appointed need not be a shareholder. Unless the writing appointing the proxy otherwise provides, the presence of a shareholder at a meeting shall not operate to revoke the writing appointing the proxy unless and until notice of such revocation is given to the Company in writing or in open meeting.

        Section 6. Approval and Ratification of Acts of Officers and Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, or of the directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Company, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.


                                 ARTICLE II

                              BOARD OF DIRECTORS

        Section 1. Number and Classification; Election; Term of Office. The Board of Directors shall be divided into three classes. Each class shall consist of such number of directors, not fewer than three, (a) as the share-holders, at any meeting of shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal, may determine, or (b) as the directors, by the vote of a majority of the directors then in office, may determine, except that, after the number of directors in any class has been fixed by the shareholders, the directors may not increase or decrease that number by more than two. Unless and until otherwise so fixed or changed, two classes shall each consist of four directors and one class shall consist of three directors. A separate election shall be held for each class of directors at any meeting of shareholders at which a member or members of more than one class of directors is being elected. At each annual election the directors elected to the class whose term shall expire in that year shall hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of directors of any class, any additional directors elected to that class shall hold office for a term that shall coincide with the full term or the remainder of the term, as the case may be, of the class.

        Section 2. Vacancies. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the balance of the unexpired term.

        Section 3. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected Board of Directors shall hold an organization meeting at the same place for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.

        Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided.

        Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board or the President or a Vice President or any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than three days prior to such meeting, provided, however, that attendance of any director at any such meeting without protesting the lack of proper notice shall be deemed to be a waiver of notice of such meeting and such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.


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        Section 6. Quorum.  A quorum of the Board of Directors shall consist of a majority of other members of the Board of Directors then in office; provided that any organization meeting, or other meeting duly held, whether a quorum is present or otherwise, may, by vote of a majority of the directors present at the meeting, adjourn from time to time and place to place without notice other than by announcement at the meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in this Code of Regulations otherwise expressly provided.

        Section 7. Committees. The Board of Directors may at any time appoint from its members an Executive, Finance, or any other committee or committees, consisting of such number of members, not less than three, as the Board may deem advisable, each of which members shall hold office during the pleasure of the Board. Any such committee shall act only in the intervals between meetings of the Board and shall have such powers as may, from time to time, be delegated by the Board, except the power to fill vacancies in the Board or in any committee of the Board. Subject to the aforesaid exceptions, any person dealing with the Company shall be entitled to rely upon any act of, or authorization of an act by, such committee, to the same extent as if such action had been taken or authorized by the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing signed by all of its members.

        Section 8. By-Laws. The Board of Directors may adopt By-Laws for its own government, not inconsistent with the Articles of Incorporation or this Code of Regulations.

                                 ARTICLE III

                                   OFFICERS

        Section 1. Election and Designation of Officers. The Board of Directors, at its organization meeting, may elect a Chairman of the Board and shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and, in its discretion, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the Board may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director; provided, however, that a Vice President who is not a director shall not succeed to the office of President. Any two or more of such offices, except those of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

        Section 2. Term of Office; Vacancies. The officers of the Company shall hold office until the next organization meeting of the Board of Directors and until their successors are elected, except in case of resignation, death, or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the whole Board. A vacancy in any office, however created, may be filled by election by the Board of Directors.

        Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors.

        Section 4. President. The President shall preside at all meetings of the shareholders and, unless the Board of Directors elects a Chairman of the Board, the President shall preside at all meetings of the Board of Directors. Subject to directions of the Board of Directors, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other powers and duties as may be prescribed by the Board of Directors.


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        Section 5. Vice Presidents.  The Vice Presidents in the order designated shall perform all of the duties of the President in case of the absence or disability of the latter or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe. The power of such Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company shall be coordinate with like powers of the President and any such instrument so executed by any of such Vice Presidents shall be as valid and binding as though executed by the President.

        Section 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of shareholders and directors meetings required by law, or by these regulations, or otherwise, and have such other powers and duties as the Board of Directors may prescribe.

        Section 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor, or to the Board of Directors, all property, books, papers, and money of the Company in his hands.

        Section 8. Other Officers. The Assistant Secretaries, Assistant Treasurers, if any, and any other officers that the Board of Directors may elect shall have such powers and duties as the Board of Directors may prescribe.

        Section 9. Delegation of Duties. The Board of Directors is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                  ARTICLE IV

                                 COMPENSATION

        Section 1. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by the Board of Directors or any committee of the Board, which compensation may be in different amounts for various members of the Board or any committee; provided, however, that no director shall receive compensation as such, or as a member of any committee, who is receiving compensation on a full-time basis from the Company either as an officer or an employee. No member of the Board of Directors and no member of any committee of the Board shall be disqualified from being counted in the determination of a quorum at any meeting of either the Board or a committee of the Board by reason of the fact that matters affecting his own compensation as a director, member of a committee of the Board, officer, or employee are to be determined, or shall be disqualified from acting other than on matters directly relating to such member's own compensation.

        Section 2. Officers and Employees. The compensation of officers and employees of the Company, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may be by way of fixed salary, or on the basis of earnings of the Company, or any combination thereof, or otherwise, as may be determined from time to time by the Board of Directors or any committee of the Board.

                                  ARTICLE V

                               INDEMNIFICATION

        Section 1. Indemnification. The Company shall indemnify, to the full extent then permitted by law, any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person

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is or was a member of the Board of Directors or an officer or employee of the
Company, or is or was serving at the request of the Company as a director,
trustee, officer, or employee of another corporation,   partnership, joint
venture, trust, or other enterprise. The Company shall pay to the full extent then required or permitted by law expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit, or proceeding as they are incurred, in advance of the final disposition thereof, and may pay in the same manner to the full extent then permitted by law such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, or any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while a member of the Board of Directors or an officer or employee of the Company, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        Section 2. Insurance. The Company may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

        Section 3. Agreements. The Company, upon approval by the Board of Directors, may enter into agreements with any persons whom the Company may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay in advance of any final disposition the expenses incurred by them in defending any action, suit, or proceeding against them, whether or not the Company would be required or permitted under these Regulations to indemnify any such person.

                                  ARTICLE VI

                                 RECORD DATES


        The Board of Directors may fix a date, which shall not be a past date and which shall be not more than forty-five days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, or the date as of which written consents, waivers, or releases are to be obtained from shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or any adjournments thereof, or entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or to execute consents, waivers, or releases, and, in such case, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or any adjournments thereof, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, or to execute such consents, waivers, or releases, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournments thereof.

                                 ARTICLE VII

                           CERTIFICATES FOR SHARES

        Section 1. Form of Certificates and Signatures. Certificates for shares shall be in such form as the Board of Directors may from time to time prescribe. Such certificates shall be signed by the Chairman of the Board of Directors, or the President, or a Vice President, and by the Secretary, or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer of the Company, and shall certify the number and class of shares held by the respective shareholders in such Company. When such certificate is countersigned by an incorporated transfer agent or

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registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

        Section 2. Transfer of Shares. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

        Notwithstanding the foregoing, unless the conditions set forth in sections (B) through (E) of Article Seventh of the Amended Articles of Incorporation of the Company have been satisfied, no transfer of shares of the Company to which such conditions were applicable shall be effective as to the Company, the transferor, or the transferee. Any Person (as such term is defined in paragraph (2) of Section (A) of such Article Seventh) who acquires or attempts to acquire shares of the Company in violation of such Article Seventh shall have no right to vote any of such shares of the Company on any matter to be submitted to the vote of the shareholders; in addition, those shares of the Company acquired in violation of such Article Seventh shall, at the option of the Directors of the Company, be subject to redemption, in whole or in part, by the Company at a purchase price per share equal to the lesser of
(a) the price paid by the Person in acquiring the shares of the Company in violation of such Article Seventh and (b) the arithmetic average of the daily closing sale prices for shares of the same class or series traded on a national securities exchange or in the over-the-counter market for the ten trading days preceding (1) the date on which the Person, in violation of such Article Seventh, acquired the first of the shares of the Company or (2), if applicable, the date on which the Person publicly announced his intention to acquire beneficial ownership of Common Shares in a control share acquisition (as defined in such Article Seventh), whichever computation produces the lower average.





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